Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-279885),
(2)Registration Statement (Form S-3ASR No. 333-275664),
(3)Registration Statement (Form S-8 No. 333-272209),
(4)Registration Statement (Form S-8 No. 333-272208),
(5)Registration Statement (Form S-4 No. 333-167801),
(6)Registration Statement (Form S-8 No. 333-197815),
(7)Registration Statement (Form S-8 No. 333-131434),
(8)Registration Statement (Form S-8 No. 333-218637),
(9)Registration Statement (Form S-8 No. 333-256528),
(10)Registration Statement (Form S-8 333-151778), and
(11)Registration Statement (Form S-8 POS No. 333-218637);
of our reports dated February 27, 2025, with respect to the consolidated financial statements of United Airlines Holdings, Inc. and the effectiveness of internal control over financial reporting of United Airlines Holdings, Inc., included in this Annual Report (Form 10-K) of United Airlines Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Chicago, Illinois
February 27, 2025